LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into as of this 15th day of December, 2017 between Addison Park, Ltd. / Gibby Addison Park, LLC., ("Landlord"), and the Tenant named below.

Tenant:                    ULURU DELAWARE INC., a Delaware Corporation

Premises:                   That portion of the Project, containing approximately
2,452 rentable square feet located at 4410 Beltway Drive, Addison, Dallas County, Texas 75001, an approximate floor plan of which is attached hereto as Exhibit A.

Building:	Addison Park Place, Buildings 5 and 6, per the Site Plan attached hereto as Exhibit B.

Tenant's Proportionate
Share of Building: 6.77%

Project:
The Project consists of six, one-story office/flex/ warehouse buildings totaling approximately 135,090 square feet of rentable area, including Buildings 1-6 as shown on Exhibit B attached hereto and made a part hereof and as further described in the legal description attached hereto as Exhibit C.

Tenant's Proportionate
Share of the Project:	1.82%
Lease Term: Approximately 10 days followed by 24 months.

Commencement Date:	The sooner of substantial completion of the Landlord Improvements (per Exhibit F) or December 22, 2017.

Expiration Date:	December 31, 2019

Monthly Base Rent:
  $1,982.03

Initial Estimated Operating Expense Payments:    $709.04 per Month ($3.47/SF/YR)
(See Paragraph 6)

HVAC Monthly Filter Maintenance Charge:          $30.00
(See paragraph 11)

Security Deposit:                                                         $2,752.37

Lease Exhibits:
    Exhibit A-Premises Floor Plan                            Exhibit D-Building Rules and Regulations
    Exhibit B-Addison Park Site Plan                       Exhibit E-Vacating Premises Checklist
    Exhibit C-Legal Description of Project               Exhibit F-Landlord Improvements

I. Granting Clause.  In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.
2. Acceptance of Premises. Tenant shall accept the Premises in its condition as of the Commencement Date other than the improvements outlined in Exhibit "F" attached hereto and made a part hereof. Tenant accepts the Premises subject to all-applicable laws, ordinances, regulations, covenants and restrictions.  Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes.  Except as provided in Paragraph 10 below, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use.  Subject to latent defects the taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.

3. Use.  The Premises shall be used only for the purpose of executive offices and pharmaceutical research and medical device research and manufacturing and for such other lawful purposes as may be incidental thereto.  Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises.  Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premise. Tenant shall not it's reasonable control permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project.  Outside storage, including without limitation, storage of trucks and other vehicles is prohibited without Landlord's prior written consent.  Landlord warrants it has received no notice from any government authority that the Premises are not in compliance with the Americans With Disabilities Act and Landlord shall maintain the exterior of the Premises in compliance with the ADA. Tenant, at its sole expense, shall use and Occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, environmental laws regulating the handling, use and storage of hazardous materials, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements").  The Premises shall not be used as a place of public accommodation under the Americans with Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises that are required by Legal Requirements related to Tenant's use or occupation of the Premises.  Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance or increase the insurance risk.  If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises prior to the expiration of its Lease, then Tenant shall pay the amount of such increase to Landlord.  Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

4. Base Rent.  Tenant shall pay Base Rent in the amount set forth above.  The first month's Base Rent and the first monthly installment of estimated Operating Expenses (as hereafter defined) and Estimated Filter Maintenance charges as noted on page 1 of this Lease (all such charges constituting "Rent") shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Rent on or before the first day of each calendar month succeeding the Commencement Date.  Payments of Rent for any fractional calendar month shall be prorated.  All payments of Rent and other charges required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith.  The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce, or set-off any Rent due hereunder except as may be expressly provided in this Lease.  If Tenant is delinquent in any monthly installment of Rent for more than ten (10) days, Tenant shall pay to Landlord on demand a late charge equal to ten percent (10%) of such delinquent sum.  The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

5.          Security Deposit.  The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default.  Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law.  Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount.  Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon.  The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled.  Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Paragraph 5.

6.           Operating Expense Payments.         During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project.  Payments thereof for any fractional calendar month shall be prorated.  The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to, costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities for the common area of the Project; maintenance, repair and replacement of all portions of the Project including, but without limitation, paving and parking areas, roads, roofs, alleys, and driveways, fences, mowing, landscaping, exterior walls (except those portions that are the responsibility of Tenant), painting, utility lines and services to the point of connection with the Premises, common area lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; property management fees and reasonable administrative costs; security services, if any; litter collection, sweeping and removal and snow and ice removal (if performed); and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate, necessary or desirable for the continued operation of the Project or the Building as a first-class Office/Tech/Warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the useful life thereof for federal income tax purposes. It is the intent of the Landlord and Tenant that this Lease to be interpreted and construed by the parties as being an absolute triple net lease. Operating Expenses do not include debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants.

If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after receipt of Landlord's statement, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments of Rent.  For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the First year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building.  Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use.  The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and actual expenses may differ based on present and future years' operational experience.

7.	Utilities. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like on these services pertaining to Tenant's use of the Premises.  Landlord may cause at Landlord's expense any utilities to be separately metered or charged directly to Tenant by the provider.  Tenant shall pay its Proportionate Share of all charges for jointly metered or master metered utilities and services based upon consumption, as reasonably determined by Landlord.  No interruption or failure of utilities or services shall result in the termination of this Lease or the abatement of rent.

8. Taxes.  Subject to the provisions of Paragraph 6 above, Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project or Building during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant.  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any taxes or liens thereof.  All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder.  If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

9. Insurance.  Subject to the provisions of Paragraph 6 above, Landlord shall maintain all risk property insurance covering the full replacement cost of the Building.  Landlord may, but is not obligated to, maintain such other insurance and additional coverage as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance.  All such insurance shall be included as part of the Operating Expenses charged to Tenant.  The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations).  Tenant shall also reimburse Landlord for any increased premiums or additional insurance necessary as a result of Tenant's unique use of the Premises.
Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 for property damage, personal injuries, or deaths of persons occurring in or about the Premises.  Landlord may from time to time require reasonable increases in any such limits.  The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless thirty (30) days' prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against.  Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver.  Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, excluding without limitation, damage caused in whole or in part, directly or indirectly, by the gross negligence of Landlord or its agents, employees or contractors.

10. Landlord's Repairs.  Landlord shall maintain, at its expense, the structural soundness of the foundation and exterior walls of the Building, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded.  The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries.  Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.  Landlord shall maintain the rubber seals around the windows.  If heat exchanger or HVAC compressor fails on a HVAC unit during the lease term, Landlord will replace the unit at Landlord's expense subject to a Tenant deductible of $500 per unit.

11. Tenant's Repairs.  Landlord, at Tenant's expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas, roof and the common areas of the Building, including, but not limited to, driveways, alleys, landscape and grounds surrounding the Premises.  Subject to Landlord's obligation in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems within the Premises exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, hot water heaters, lighting and electrical services, water and sewer lines up to points of common connection, entries, doors, ceilings, windows and plate glass, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems.  Such maintenance, repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term.  If Tenant fails to perform any maintenance, repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor.  Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.  Notwithstanding the foregoing to the contrary, Landlord, at Tenant's expense, shall provide quarterly HVAC filter changes and the annual coil cleaning of the HVAC units serving the Premises and Tenant shall pay Landlord a monthly fee of $15.00 per HVAC unit per month for such service, as described on page 1 of this Lease.

12. Tenant-Made Alterations and Trade Fixtures.  Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent.  Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations.  All Tenant Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used.  All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its prior written approval. Landlord may monitor construction of the Tenant-Made Alterations.  Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations.  Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction.  Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations.  Tenant shall repair any damage caused by such removal.

Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above.  Tenant shall remove its Trade Fixtures upon the termination of the Lease and shall repair any damage caused by such removal.

13.    Signs.  Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent.  Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached.  Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments.  All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible front outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements.

14. Car Parking.  Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for non-reserved parking.  Landlord may allocate parking spaces between Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded.

15. Restoration.  If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises.  If the restoration time is estimated to exceed six (6) months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord's notice.  If neither Party elects to terminate this Lease or if Landlord estimates that restoration will take six (6) months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events.  Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease.  Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage.  The cost of Landlord's insurance deductible shall be considered an Operating Expense in accordance with Paragraph 6 of this Lease.  If the damage involves the premises of other tenants, Tenant shall pay the portion of the deductible that the cost of the restoration of the Premises bears to the total cost of restoration, as determined by Landlord.  Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises.  Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

16. Condemnation.  If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date.  If part of the Premises shall be Taken, and this lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award.  Tenant shall have the right to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for Tenant Improvements paid by Tenant and not by Landlord, moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

17. Assignment and Subletting.  Without Landlord's prior written consent, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect.  For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded.  Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord.  Tenant shall remit to Landlord the non-refundable sum of $250 as consideration for Landlord reviewing and processing Tenant's request for an assignment or sublease.  Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease.

Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings).  In the event that the rent due and payable by a sublessee or assignee (on a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant.

If this Lease is assigned or if the Premises are subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent directly from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the Rent payable hereunder; and all such Rent collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord.  No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

18. Indemnification.  Except for the gross negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Premises, Building or Project and arising from the use and occupancy of the Premises, Building or Project or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, Building or Project or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents.  The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

19. Inspection and Access.  Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time during business hours (except in the event of an emergency) to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease.  Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants.  Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale.  Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedications designation or restriction materially interferes with Tenant's use or occupancy of the Premises.  At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

20. Quiet Enjoyment.  If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

21.       Surrender.  Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received from Landlord, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted, and in accordance with the Vacating Premises Checklist attached hereto as Exhibit E.  Landlord represents and warrants that upon delivery of the Premises to Tenant, the Premises shall comply with the conditions set forth on Exhibit E. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property.  All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Rent including, but not limited to, Operating Expenses and obligations concerning the condition and repair of the Premises.

22. Holding Over.  If Tenant retains possession of the Premises after the expiration or termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to double the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over.  All other payments shall continue under the terms of this Lease.  In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

23.	Events of Default. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

(i) Tenant shall fail to pay any installment of Rent or any other payment required herein when due, and such failure shall continue for a period of ten (10) days from the date such payment was due.

(ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(iii)
Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

 (iv)    Tenant shall holdover in the Premises after the expiration of the Lease without having entered into a new Lease or without first having obtained Landlord's express written consent.

 (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

 (vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within sixty (60) days after any such lien or encumbrance is filed against the Premises.

 (vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than forty-five (45) days after Landlord shall have given Tenant written notice of such default.

24. Landlord's Remedies.  Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity.  Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom.  If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and sell, all of the furniture, fixtures and equipment at the Premises, subject to any existing superior or properly filed UCC statement lien.

If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, or otherwise putting the Premises into the same condition as originally received by Tenant following completion of Landlord's work and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and the excess of the then present value of the Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts after deducting Landlord's costs that Landlord can reasonably expect to recover by reletting the Premises for such period.  Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

If Landlord terminates Tenant's right of possession (but not this Lease), Landlord shall use reasonable efforts to relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant.  For the purpose of such reletting Landlord is authorized to make any repairs in or to the Premises as Landlord deems reasonably necessary for reletting the Premises. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises.  If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the Rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency.  Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time.  Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant.  Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same.  Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default.  A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this lease shall be deemed to have been made unless expressed in writing and signed by Landlord.  To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge.  The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings.  Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises).  Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of Landlord's failure to relet the Premises or collect Rent due in respect of such reletting.

25.  Tenant's Remedies/Limitation of Liability.  Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary).  All obligations of Landlord hereunder shall be construed as covenants, not conditions, and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder.  All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.  The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership.  Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

26. Waiver of Jury Trial.  TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO

27. Subordination.  This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project, Building or Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant.  Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder.  Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder.  Tenant hereby appoints Landlord attorney-in-fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded.  Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder.  The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

28. Mechanic's Liens.  Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs.  Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease.  Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within forty-five (45) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such forty-five (45) day period.

29. Estoppel Certificate.  Tenant agrees, from time to time, within ten (10) days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord.  Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease.  No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate.  Tenant hereby irrevocably appoints Landlord as its attorney-in-fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within ten (10) days after Landlord's written request thereof.

30. Environmental Requirements.  Except for Hazardous Material contained in products used by Tenant in its normal course of business or materials in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent.  Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees.  Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises.  The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.  The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or containment listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).  As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Building or Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance.  The obligations of Tenant under this Paragraph 30 shall survive any expiration or termination of this Lease.

Landlord, during normal business hour shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises.  Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations.  Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests.  Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

31. Rules and Regulations.  Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project.  The current rules and regulations are attached hereto as Exhibit D.  In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project, except to enforce the provisions of the other Tenant's lease.

32. Security Service.  Tenant acknowledges and agrees that, while Landlord may, but is not required to, patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.  Tenant may, at its sole cost and expense, install a security alarm system in the Premises upon notification to Landlord of its intent to do so.

33. Force Majeure.  Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("Force Majeure").

34. Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof.  No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease.  This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35. Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

 36. Brokers.  Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Harkinson Investment Corporation and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

37. Miscellaneous. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered "Rent" for all purposes of this Lease.

(b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation; each shall be jointly and severally liable for the obligations of Tenant.

(c)	All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at the addresses below. Either party may by notice given aforesaid change its address for all subsequent notices.  Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

Tenant: ULURU DELAWARE INC. Landlord:       Addison Park, Ltd./Gibby Addison Park, LLC.
           c/o Harkinson Investment Corporation
4410 Beltway Drive        4560 Beltline Road
Addison, TX 75001                        Addison, TX  75001

(d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the right to withhold any consent or approval, which shall not be unreasonably withheld.

(e) At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

            (f)        Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record.  Landlord may prepare and file and, upon request by Landlord, Tenant will execute a Memorandum of Lease.

            (g)     The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
(j) Any amount not paid by Tenant within ten (10) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or fifteen percent (15%) per year.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k) Construction and interpretation of this Lease shall be governed by the laws of the State Texas, excluding any principles of conflicts of laws.

(1)	Time is of the essence as to the performance of Tenant's obligations under this Lease.

(m)       All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

38. Landlord's Lien/Security Interest.

INTENTIONALLY DELETED

39. Limitation of Liability of Trustees, Shareholders, and Officers of Addison Park, Ltd., Gibby Addison Park, LLC. and Harkinson Investment Corporation.  Any obligation or liability whatsoever of Landlord and Harkinson Investment Corporation, a Texas corporation, as Landlords' general partner and managing agent, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

40. Moving Allowance Reimbursement

Landlord shall provide Tenant with $1,000.00 moving allowance upon receipt of a paid moving company invoice from Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:                                                           LANDLORD:
ULURU DELAWARE, INC.	Addison Park, Ltd. /
Gibby Addison Park, LLC.
        By: /s/ Terrance K. Wallberg                 By: /s/ William J. Harkinson
Name:  Terrance K. Wallberg  Name: William J. Harkinson
        Title: Vice President                    Title:   President / Harkinson Investment
               Corporation / General Partner and Managing Agent

EXHIBIT "A"
Floor Plan

20 x 32
Tech Area with VCT Floor
10.5 x 14
Conference Room
10.5 x 20
DEMISING WALL
14 x 10
10 x 12
10 x 12
Reception
10 x 12
10 x 12
10 x 12
10 x 12
15 x 17.5

1) Convert front bathroom to storage facility with removal of plumbing fixtures and stall walls.
2) Painting- touch up offices as needed to freshen space.
3) Steam clean existing carpet and repair as needed.
4)Cover/close-up access window in office next to front door.
5)Install electric circuits (220 amps) as may be needed in laboratory space (not to exceed two) Subject to sufficient space being available on existing electrical panel.
6)HVAC Repairs: If heat exchanger or HVAC compressor fails on a unit during the lease term, Landlord will replace the unit at Landlord's expense subject to a Tenant deductible of $500 per unit.
7) Landlord shall provide a $1,000 moving allowance to Tenant.
8) Build a demising wall to separate suite as indicated on floorplan.

ADDISON PARK PLACE / 4410 Beltway Drive

2,542 SF

\
Exhibit B
Site Plan

Exhibit C
Legal Description of Project

Exhibit D
Rules and Regulations

1.	The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.
Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project, nor make any penetrations of the roof of the Project.  Landlord agrees to allow Tenant to place a satellite dish on the roof of the Premises provided such dish is not visible from the public street and provided Tenant, at Tenant's expense uses Landlord's approved roofing contractor for such installation so as to not void Landlord's existing roof warranty.

3.	Except for seeing-eye dogs, no animals shall he allowed in the offices, halls, or corridors in the Project.

4.	Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.
Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project or stored on the Project or in the Premises. Landlord grants Tenant the right to place a gas-powered generator behind the Premises, which shall be installed at Tenant's expense at a location acceptable to Landlord and shall be screened from view with a wood privacy fence.

6.
Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no "For Sale" or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

7.	Tenant shall maintain the Premises free from rodents, insects and other pests.

8.
Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

9.
Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be responsible to Tenant or its employees or invitees for any theft, loss or damage of property in the Premises, however occurring, by any employee or agent of Landlord, except due to the gross negligence of the Landlord.

10.
Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, hearing apparatus, or any other service equipment affecting the Premises or the Project.

11.
Tenant shall not dump waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises, including flushing anything down the toilets serving the Premises other than regular toilet paper.

12.	All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

13.	No auction, public or private, will be permitted on the Premises or the Project.

14.	No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

15.
The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.  No gaming devices shall be operated in the Premises.

16.	Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

Exhibit E
Vacating Premises Checklist

Vacating Premises Checklist
Office/Tech/Warehouse

TENANTS vacating their lease space at the expiration or termination of their lease are required by the lease to return the premises as required under the Lease.  The following checklist is designed to assist tenants vacating lease space in complying with the terms of their lease, and insuring the prompt return of any applicable unused security deposit.

NOTE: ALL ITEMS ON THE VACATING PREMISES CHECKLIST MUST BE COMPLETED PRIOR TO THE SCHEDULED FINAL WALK-THRU OF THE PREMISES.  ANY ITEMS NOT COMPLETED BY TENANT AT THE TIME OF THE FINAL WALK-THRU, WILL BE CHARGED BACK TO TENANT AND DEDUCTED FROM TENANT'S SECURITY DEPOSIT. THERE WILL BE NO SECOND WALK-THRUS.

Electrical & Gas
All light fixtures must have working ballasts and bulbs, all bulbs must be matching white in color, and all lens covers must be in place and not damaged or broken.

All outlets and light switches must be covered with outlet/switch plate covers. No wires should be exposed. All electrical outlets and light switches must be in working order. All broken, missing, blank, painted over or mismatched plates must be replaced.

All exit lights must be fully lit and in working order.

NOTE: Electric power and/or gas must be on in the leased premises for the final walk-thru in order to check lights, ballasts, bulbs, switches, outlets, heaters, hot water heaters, HVAC etc. If the electric power and/or gas is off at the time of the final walk-thru, Tenant's entire security deposit will be held until Landlord re-connects the electricity and/or gas at which time the condition of the noted items will be assessed. Re-connection may significantly delay the refund of Tenant's security deposit. If any noted items require a mechanical lift for repairs, the lift charge will be assessed against the security deposit.

Keys
All keys shall be returned to the Landlord at the time of the final walk-thru.  Keys are to be labeled/tagged showing which doors/locks they access. If the Landlord is required to produce the services of a locksmith to gain entry to the lease space due to Tenant's failure to timely return keys, a deduction of the locksmith charges will be made from the security deposit.

Mailbox keys and access security cards to the building shall also be returned to Landlord at the time of the final walk-thru, if applicable.

NOTE:  If keys/cards are not labeled/tagged upon return showing which doors/locks they access, a flat fee of $50.00 will be assessed against the tenant's security deposit.

Security Alarms Systems/Safety Equipment
Security systems shall be placed in "disarmed" mode. The system may be left in place if it is in working condition and could be used by another tenant. If the system is removed, all areas must be restored to their original condition (i.e. patched/painted walls). All fire extinguishers must be left in place and must have current inspection tags.

NOTE: Missing fire extinguishers or extinguishers without current inspection tags will be assessed against Tenant's security deposit.

Ceiling
All ceiling tiles and grids must be in good condition.  Any broken, damaged (i.e. from telephone equipment and/or computer cabling removal) or stained ceiling tiles shall be replaced with matching pattern tile.

Walls
All holes in walls from moly bolts, nails or other causes shall be patched and painted.  Walls damaged by installation of artwork, mirrors, laminate, pegboards, chalkboards, erasable boards etc. must be repaired and painted. An amount will be deducted from Tenant's security deposit for any holes larger than 1/8 of an inch in diameter. In addition, holes improperly repaired by Tenant or Tenant's Agent will be charged back against the security deposit at the same rate. Wood trim and/or columns shall be repaired and refinished if scratched, chipped or damaged.

NOTE: There will be a chargeback to Tenant's security deposit to re-paint walls that have been painted a custom color.

Plumbing
All plumbing fixtures including toilets, sinks, faucets etc. must be leak free, rust free and not be cracked or otherwise damaged. Plumbing lines (copper, pvc, vinyl etc.) for appliances (refrigerators, water dispensers, filter systems, coffee makers, dishwashers etc.) must be leak free and capped off by a licensed plumber, and/or demoed by a licensed plumber.

The hot water heater(s) shall be in good operating condition, producing hot water and not leaking.

NOTE: An inspection report by a licensed plumbing company completed within (30) days of Tenant's vacating of premises and addressing such issues as broken water heaters, leaking faucets, non-operational flushkits etc. must be submitted at the final walk-thru. A flat fee of $100.00 will be charged against Tenant's security deposit if the report is not provided at the final walk-thru to cover the inspection by Landlord's plumbing company. Tenant's entire security deposit will be held pending the report and any required repairs/replacements will be charged back against Tenant's security deposit.

All cabinets shall be in good condition with no damaged or rotted wood and/or wood flooring (i.e. under sink areas).

Mechanical
All HVAC units, exhaust fans, heaters etc. must be in good working condition with clean filters and coils and capable of producing conditioned air of at least 55° at the discharge and heated air to industry standards.

NOTE: An inspection report by a licensed HVAC service company completed within (30) days of Tenant's lease expiration and vacating of premises must be submitted at the final walk-thru. A flat fee of $200.00 will be charged against Tenant's security deposit if the report is not provided at the final walk-thru to cover the inspection by Landlord's HVAC company. Tenant's entire security deposit will be held pending the report and any required repairs/replacements will be charged back against Tenant's security deposit.

Floor Covering
Carpeted areas of the lease space shall be vacuumed and shampooed.  Carpet damaged beyond normal wear and tear shall be replaced (i.e. damaged during move out).

Tile and/or VCT areas must be stripped and waxed.  All broken floor tiles shall be repaired or replaced.

Granite/Marble areas must be cleaned.  Broken, chipped, damaged areas must be repaired or replaced.

Window Blinds
All window blinds shall be in good working order. Any missing, broken, bent or damaged blinds shall be replaced with a matching color blind at Tenant's expense.

Data and Cabling
No wires or cables shall penetrate the walls or ceilings, but must be terminated at the wall with a blank cover plate or above the ceiling grid.

Doors
All doors and door hardware shall be in good working order and condition. This includes overhead doors if applicable. Any doors with significant dents, scratches or holes shall be replaced with a matching door at Tenant's expense.  All keys to interior doors with locksets shall be returned to Landlord at time of final walk-thru. Damaged, scratched, broken kick plates must be replaced.

Signage
All exterior signage, adhesive material, and installation hardware shall be removed at Tenant's expense.  Landlord however, at Landlord's sole option, shall advise Tenant if any signage is to remain in place as all signage is a fixture and owned by Landlord. Signage removal includes patching and painting of the exterior of the building, where the sign was removed, in a matching color, completed by a paint contractor approved by Landlord at Tenant's expense. All interior signage, adhesive material, and installation hardware on walls, windows, doors etc. shall be removed.  Any doors and/or windows damaged or delaminated by signage removal shall be replaced at Tenant's expense.

Janitorial
A final janitorial clean-up shall be completed. This includes removing "ALL" furniture, debris, trash, garbage and personal items from the entire lease space.  Any tape or adhesives shall be removed from walls, doors, ceilings, windows etc. All interior window surfaces, windowsills, and window blinds shall be thoroughly cleaned.

NOTE: A minimum fee of $250.00 will be charged against Tenant's security deposit if the janitorial clean-up is not completed.

Code Compliance
Any non-code compliant and/or non-City permitted and/or non-Landlord approved work, alterations, construction, remodeling etc. discovered during the final walk-thru will be corrected and brought into compliance and/or returned to its former condition, and billed against the tenant's security deposit.

Forwarding Address
Tenant shall provide Landlord a forwarding address and telephone number along with a contact name upon vacating premises.

Rental Charges
All rental charges (including but not limited to, base rent, CAM, utilities) shall be paid current to the date of the lease expiration prior to vacating the premises.

Please contact the management office to schedule a final walk-thru of the Premises "BEFORE" electrical service and/or gas service is cancelled.

For questions regarding this checklist, please contact:

Harkinson Investment Corporation (972) 934-8414
4560 Belt Line Road
Suite 400
Dallas, Texas 75244

Exhibit F
Landlord Improvements

Tenant is occupying the Premises in its "as is" condition.  Notwithstanding anything foregoing to the contrary, Landlord, at Landlord's expense, shall make the following improvements to the Premises prior to the date of possession:

1)	Convert front bathroom to storage facility with removal of plumbing fixtures and stall walls and capping off the plumbing;
2)
Repaint all existing sheet-rocked sheet rocked walls in a building standard color (selected by Tenant) that covers in one coat.  If the event, one coat does not adequately coat the walls, any further paint labor shall be paid by the Tenant.

3)	Steam clean and repair existing carpet as needed;
4)	Remove access window in front office near entrance and fill in with sheetrock and painted drywall;
5)	Install electric circuits (220 amps) as may be needed in laboratory space (not to exceed two), provided that there is room on the existing electrical panel;
6)	Build a demising wall to separate the 2,452 SF leased premises in Suite 4410 Beltway from the balance of the space as shown on Exhibit A.
7)	Remove mirrors from office wall. Texture and paint wall after mirror removal.
8)	Make such repairs so that the Premises complies with the conditions set forth in Exhibit E.
9)	All existing overhead ceiling lights shall be replaced with LED lighting fixtures.
10)	Remove former tenant signage above entrance to the Premises.

Except for the foregoing, any further changes or modifications to the Premises shall be at Tenant's sole cost and expense.  Tenant shall reimburse Landlord 50%, or $2,000, for the cost of item 9 above.